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                                                                  Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 30, 2000 except for the information presented in paragraph one and two of Note 15, for which the dates are December 29, 2000 and January 11, 2001, respectively, relating to the financial statements, and of our report dated October 30, 2000 relating to the financial statement schedule, which appear in Webhire, Inc.'s Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 22, 2000